UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 12, 2016 (July 11, 2016)
Republic Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 627-2700
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 9.01 Financial Statements and Exhibits	3

SIGNATURES	4
EX-10.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, Michael P. Rissman, the former executive vice president, chief legal officer and corporate secretary of Republic Services, Inc. (the “Company”), left the Company effective June 13, 2016 (the “Effective Date”). On July 11, 2016, the Company and Mr. Rissman entered into an agreement (the “Agreement”) memorializing the end of his employment with the Company as of the Effective Date. Pursuant to the terms of the Agreement, the Company will provide Mr. Rissman with the following:

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payment of approximately $2.2 million, of which (1) approximately $221,000 will be payable 45 days after the Effective Date, (2) approximately $1.025 million will be payable on December 16, 2016 and (3) $950,000 will be payable over a twenty-four month period beginning 60 days after the Effective Date;

•	a prorated 2016 annual bonus, if any (based on Company performance), payable at the same time as bonuses are paid to other executive officers;

•	a prorated 2014-2016 long-term cash incentive plan (“LTIP”) award, if any (based on Company performance), payable at the same time as LTIP awards are paid to other executive officers;

•
vesting in a prorated portion of any performance shares (“PSUs”) earned during the three-year performance periods set forth under the PSU award agreements, payable in accordance with the PSU award agreements;

•
a cash payment equal to the difference in value between vesting in the full number of earned PSUs, if any, and prorated vesting, payable at the same time as vested and earned PSUs are paid under the PSU award agreements; and

•	a one-year extension to exercise vested options, vesting of Company contribution amounts under the Company’s deferred compensation plan and continuation of medical benefits for up to two years.

In exchange for the payments and benefits to Mr. Rissman, Mr. Rissman has released the Company from any and all claims and has agreed to certain confidentiality, non-competition, non-solicitation, non-disparagement, cooperation and assistance, and liquidated damages provisions.
The above summary of the Agreement is not complete and is qualified in its entirety by reference to the terms of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Agreement, entered into July 11, 2016, by and between Michael P. Rissman and Republic Services, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Services, Inc.
Date: July 12, 2016	By:	/s/ Charles F. Serianni
Charles F. Serianni
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

	By:	/s/ Brian A. Goebel
Brian A. Goebel
Vice President and Chief Accounting Officer (Principal Accounting Officer)

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